EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-165770) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(2)	Registration Statement (Form S-8 No. 333-172418) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(3)	Registration Statement (Form S-8 No. 333-180666) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(4)	Registration Statement (Form S-8 No. 333-187395) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(5)	Registration Statement (Form S-8 No. 333-194856) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(6)	Registration Statement (Form S-8 No. 333-203034) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee stock Purchase Plan of MaxLinear, Inc.,

(7)	Registration Statement (Form S-8 No. 333-210418) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan of MaxLinear, Inc.,

(8)
Registration Statement (Form S-8 No. 333-204017) pertaining to the RF Magic, Inc. 2000 Incentive Stock Plan, Entropic Communications, Inc. 2001 Stock Option Plan, Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan and Entropic Communications, Inc. 2012 Inducement Award Plan,

(9)	Registration Statement (Form S-4 No. 333-202679) pertaining to the registration of Class A Common Stock securities related to the Entropic Communications, Inc. merger.

of our reports dated February 17, 2016, with respect to the consolidated financial statements and schedule of MaxLinear, Inc., included in this Annual Report (Form 10-K) of MaxLinear, Inc., for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Irvine, California

February 8, 2017